Exhibit 99.1

China Green Agriculture, Inc. Inc. Receives NYSE Notice Regarding Late Form 10-K Filing

XI’AN, CHINA, Oct. 20, 2023 (GLOBE NEWSWIRE) -- China Green Agriculture, Inc. Inc. (NYSE: CGA) (the “Company”) announced today that, as a result of its failure to file its Annual Report on Form 10-K for the fiscal year ended June 30, 2023 (the “2023 Form 10-K”) in a timely fashion, it has received a notice from the New York Stock Exchange (the “NYSE”) that the Company was not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual.

As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2023, the Company was unable to file the 2023 Form 10-K within the prescribed time period without unreasonable effort or expense. The extension period provided under Rule 12b-25 expired on October 13, 2023. The Company is unable to meet the filing deadline for the filing of its 2023 Form 10-K due, in part, to circumstances in finalizing the accounting for its transition and development into new business of crypto currencies. As a result, the Company requires additional time to finalize its financial statements and related disclosures to complete its 2023 Form 10-K until after October 20, 2023. The Company is currently working closely with its principal accounting firm to complete the filing of its 2023 Form 10-K as soon as reasonably practicable.

The NYSE has informed the Company that, under the NYSE’s rules, the Company will have six months from the filing due date to file its 2023 Form 10-K with the SEC.  The Company can regain compliance with the NYSE listing standards during this six-month period when the Company files its 2023 Form 10-K with the SEC. During the six-month period, the NYSE will closely monitor the status of the Company’s late filing and related public disclosures. If the Company fails to file its 2023 Form 10-K within such six-month period, the NYSE may, in its sole discretion, allow the Company’s common stock to trade for up to an additional six months depending on specific circumstances, as outlined in the rule. If the NYSE determines that an additional six-month trading period is not appropriate, suspension and delisting procedures will commence pursuant to Section 804.00 of the Listed Company Manual. If the NYSE determines that an additional trading period of up to six months is appropriate and the Company fails to file its 2023 Form 10-K and any subsequent delayed filings by the end of that period, suspension and delisting procedures will generally commence. Regardless of the procedures described above, the NYSE may commence delisting proceedings at any time during the period that is available to complete the filing, if circumstances warrant.

Until the Company files its 2023 Form 10-K, the Company’s common stock will remain listed on the NYSE under the symbol “CGA,” and will be assigned a “LF” indicator to signify late filing status.

As noted above, the Company is working diligently to complete its 2023 Form 10-K. The Company intends to file it as soon as practicable to regain compliance with the NYSE continued listing standards.

About China Green Agriculture, Inc

The Company produces and distributes humic acid-based compound fertilizers, other varieties of compound fertilizers and agricultural products through its wholly-owned subsidiaries, i.e.: Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. (“Jinong”), Beijing Gufeng Chemical Products Co., Ltd (“Gufeng”) and variable interest entities. In 2023, the Company started to purchase digital asset mining machines and established Antaeus Tech Inc. (“Antaeus”) in the State of Delaware and mined digital assets bitcoins in the State of Texas. For more information, visit http://www.cgagri.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company’s business, products and financial results. The Company’s actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic, business and environment conditions; development, shipment, market acceptance, additional competition from existing and new competitors; interest rate and currency exchange rate fluctuations; the impact of the recent global outbreak of novel coronavirus disease (COVID-19); technological advances, new products attained by competitors; challenges inherent in new product development; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of economies and sovereign risk; dependence on the effectiveness of the company’s protections for innovative products; the exposure to litigation and/or regulatory actions, and various other factors beyond the Company’s control.

All forward-looking statements are expressly qualified in their entirety by this Safe Harbor Statement and the risk factors detailed in the Company’s reports filed with the SEC. China Green Agriculture undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by applicable law or regulations.

For more information, please contact:

China Green Agriculture, Inc.
Tel: +86-29-88266383
Email: info@cgagri.com